UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2004

Eyetech Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50516	13-4104684

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Numbers)	Identification No.)

3 Times Square, 12th Floor
New York, NY		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 824-3100

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
EX-99.1: PRESENTATION
EX-99.2: PRESENTATION

Item 7.01. Regulation FD Disclosure

     On August 27, 2004, Eyetech Pharmaceuticals, Inc. and Pfizer Inc presented to the U.S. Food and Drug Administration’s (FDA) Dermatologic & Ophthalmic Drugs Advisory Committee in connection with the review by the FDA of the investigational drug Macugen™ (pegaptanib sodium injection) for the treatment of neovascular age-related macular degeneration. The presentations made by Eyetech/Pfizer and a consultant to Eyetech at the Advisory Committee meeting are furnished as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K.

     The furnishing of the attached presentations is not an admission as to the materiality of any of the information set forth herein or in such presentations.

     The information in this Item 7.01 of Form 8-K (including exhibits) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2004	EYETECH PHARMACEUTICALS, INC.
	By:	/s/ Glenn P. Sblendorio
		Name:	Glenn P. Sblendorio
		Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation of Eyetech/Pfizer dated August 27, 2004 to the FDA’s Dermatologic & Ophthalmic Drugs Advisory Committee in connection with the review by the FDA of the investigational drug Macugen™ (pegaptanib sodium injection) for the treatment of neovascular age-related macular degeneration.

99.2	Presentation of Donald J. D’Amico, MD, consultant to Eyetech, dated August 27, 2004 to the FDA’s Dermatologic & Ophthalmic Drugs Advisory Committee in connection with the review by the FDA of the investigational drug Macugen™ (pegaptanib sodium injection) for the treatment of neovascular age-related macular degeneration.